UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2000

                              Computone Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                          0-16172                    23-2472952
----------------                   -------------              ----------------
(State or other                     (Commission               (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)

1060 Windward Ridge Parkway, Suite 100, Alpharetta, Georgia              30005
-----------------------------------------------------------           ----------
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (770) 625-0000
                                                           --------------

                                      n/a
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

EXPLANATORY NOTE: On July 13, 2000, the Computone Corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") a Report on Form 8-K (the "Initial 8-K Report") with respect to the Company's June 28, 2000 acquisition of all of the common stock of Multi-User Solutions, Ltd. ("Multi-User"). In accordance with Item 7(a)(4) of Form 8-K, the Initial 8-K Report did not include the historical Multi-User financial statements or the unaudited pro forma combined financial information of the Company (collectively, the "Financial Information"). In the Initial 8-K Report, the Company indicated its intent to file the Financial Information with the Commission no later than September 11, 2000. This amendment includes the Financial Information and should be read in conjunction with the Initial 8-K Report.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

          (a)  Financial statements of business acquired:

          Pursuant to Item 7(a)(4) of Form 8-K, the following audited financial statements of Multi-User, prepared in accordance with Regulation S-X are included herein.

          o    Report of Deloitte & Touche LLP

          o    Balance Sheets as of December 31, 1999 and 1998

          o Statements of Operations for the Years Ended December 31, 1999 and 1998

          o Statements of Stockholder's Deficit for the Years Ended December 31, 1999 and 1998

          o Statements of Cash Flows for the Years Ended December 31, 1999 and 1998

          o    Notes to the Financial Statements

               The remainder of this page intentionally left blank

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Multi-User Solutions, Ltd.
Norcross, Georgia

We have audited the accompanying balance sheets of Multi-User Solutions, Ltd. as of December 31, 1999 and 1998, and the related statements of operations, stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, on June 28, 2000, all of the Company's outstanding common stock was acquired by Computone Corporation.

Deloitte & Touche LLP

Atlanta, Georgia
June 28, 2000

                           MULTI-USER SOLUTIONS, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)

                                                           DECEMBER 31,   DECEMBER 31,
                                                               1999           1998
                                                            ----------     ----------
ASSETS
Current assets:
    Cash and cash equivalents                               $       19     $        6
    Accounts receivable                                            922            561
    Inventories                                                    145            185
    Prepaid expenses and other assets                               43             43
                                                            ----------     ----------
Total current assets                                             1,129            795

Property and equipment, net                                        114             94

Other assets                                                        10              9
                                                            ----------     ----------

TOTAL ASSETS                                                $    1,253     $      898
                                                            ==========     ==========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
   Accounts payable, trade                                  $      526     $      462
   Deferred maintenance revenue                                  1,011            720
   Line of credit                                                   96             --
   Other liabilities                                               109             95
                                                            ----------     ----------
Total current liabilities                                        1,742          1,277
                                                            ----------     ----------
Stockholder's deficit:
  Common stock, no par value; 10,000 shares
     authorized, 1,000 shares issued and outstanding                 1              1
  Accumulated deficit                                             (490)          (380)
                                                            ----------     ----------
Total stockholder's deficit                                       (489)          (379)
                                                            ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                 $    1,253     $      898
                                                            ==========     ==========

               See accompanying notes to the financial statements.

                           MULTI-USER SOLUTIONS, LTD.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)

                                                        YEAR ENDED
                                           -------------------------------------
                                           DECEMBER 31, 1999   DECEMBER 31, 1998
                                           -----------------   -----------------
Revenues:
     Product revenue                           $    5,486          $    3,340
     Contract and other service revenue             3,896               3,189
                                               ----------          ----------
                                                    9,382               6,529

Cost of goods sold                                  7,117               4,708
                                               ----------          ----------

Gross profit                                        2,265               1,821

Selling, general and administrative expenses        2,069               1,543
                                               ----------          ----------

Operating income                                      196                 278

Other (expense) income:
     Interest expense                                 (11)                 (1)
     Other income                                       9                  21
                                               ----------          ----------
        Other (expense) income, net                    (2)                 20
                                               ----------          ----------

Net income                                     $      194          $      298
                                               ==========          ==========

              See accompanying notes to the financial statements.

                           MULTI-USER SOLUTIONS, LTD.
                       STATEMENTS OF STOCKHOLDER'S DEFICIT
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)

                                            COMMON STOCK
                                      ------------------------    ACCUMULATED   STOCKHOLDER'S
                                        SHARES        AMOUNT        DEFICIT        DEFICIT
                                      ----------    ----------    ----------     ----------

Balance, December 31, 1997                     1    $        1    $     (404)    $     (403)
   Net income                                 --            --           298            298
   Dividends paid                             --            --          (274)          (274)
                                      ----------    ----------    ----------     ----------
Balance, December 31, 1998                     1    $        1    $     (380)    $     (379)
   Net income                                 --            --           194            194
   Dividends paid                             --            --          (304)          (304)
                                      ----------    ----------    ----------     ----------
Balance, December 31, 1999                     1    $        1    $     (490)    $     (489)
                                      ==========    ==========    ==========     ==========

               See accompanying notes to the financial statements.

                           MULTI-USER SOLUTIONS, LTD.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                          YEAR ENDED
                                                             ------------------------------------
                                                             DECEMBER 31, 1999  DECEMBER 31, 1998
                                                             -----------------  -----------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                     $      194         $      298
  Adjustments to reconcile net income to net cash
    provided by operations:
       Depreciation                                                      52                 58
       Provision for uncollectible accounts                             (49)                (4)
       Gain on asset disposition                                         --                (38)
       Changes in current assets and current liabilities:
          Accounts receivable                                          (312)               380
          Inventories                                                    40                (70)
          Prepaid expenses and other                                     (1)                --
          Accounts payable                                               64               (188)
         Deferred maintenance revenue                                   291               (284)
         Accrued liabilities                                             53                 54
                                                                 ----------         ----------
Net cash provided by operating activities                               332                206
                                                                 ----------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from asset disposition                                       --                 54
   Capital expenditures                                                 (72)               (50)
                                                                 ----------         ----------
Net cash (used in) provided by investing activities                     (72)                 4
                                                                 ----------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of note payable                                             (24)                --
  Repayment of note payable to shareholder                              (15)               (30)
  Borrowings under line of credit agreement                              96                 --
  Dividends paid                                                       (304)              (274)
                                                                 ----------         ----------
Net cash used in financing activities                                  (247)              (304)
                                                                 ----------         ----------

Net increase (decrease) in cash and cash equivalents                     13                (94)
Cash and cash equivalents, beginning of period                            6                100
                                                                 ----------         ----------
Cash and cash equivalents, end of period                         $       19         $        6
                                                                 ==========         ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                       $       11         $        1
                                                                 ==========         ==========

               See accompanying notes to the financial statements.

                           MULTI-USER SOLUTIONS, LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND SALE OF THE COMPANY

     Multi-User Solutions, Ltd. (the "Company"), founded in 1991, provides operating system support, systems integration and on-site hardware maintenance for turnkey system providers in North America, which represents one business segment. The Company markets its products and services through a network of sales personnel. On June 28, 2000, the Company merged with a wholly-owned subsidiary of Computone Corporation ("Computone") and the shareholders of the Company received $4.0 million in cash and 800,000 shares of Computone common stock. The Company's shareholders could receive additional consideration of up to $750,000 in cash and 150,000 shares of Computone common stock through June 2003 depending upon the satisfaction of specified performance objectives.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

     The Company recognizes revenue when products are shipped and when services are performed. At this point, persuasive evidence of a sale arrangement exists, delivery/performance has occurred, the Company's price to the buyer is fixed and collectibility of the associated receivable is reasonably assured. Product returns and allowances have been provided based on estimated returns. The Company receives non-refundable advance payments for maintenance service contracts for varying periods of no more than one year. The Company defers these payments and recognizes revenue on these contracts on a straight-line basis over the term of the related contract.

INVENTORIES

     Inventories are stated at the lower of average cost or market and consist entirely of raw materials at December 31, 1999 and 1998.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated using both accelerated and straight line methods over the estimated useful lives of the assets as follows:

        Furniture, Equipment and Vehicles             3 years
        Machinery and Computer Equipment              7 years
        Leasehold Improvements                        shorter of asset life or
                                                      lease term

     Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

                           MULTI-USER SOLUTIONS, LTD.
                        NOTES TO THE FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED.

IMPAIRMENT

     The Company reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Any impairment losses are reported in the period in which the recognition criteria are first applied based on the fair value of the assets. Assets held for sale are carrie at the lower of carrying amount or fair value, less estimated costs to sell such assets. The Company discontinues depreciating assets held for sale at the time the decision to sell the assets is made.

INCOME TAXES

     The Company has elected to be treated as an S-Corporation under the Internal Revenue Code. Accordingly, income for federal and state income tax purposes is passed on to the Company's sole shareholder. No provision for federal or state income taxes has been recorded in the accompanying financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could be different from those estimates.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. The Company charged a total of $44,000 and $38,000 to advertising expense in 1999 and 1998.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. ("SFAS") 133, "Accounting For Derivative Instruments And Hedging Activities". This statement (as amended by SFAS 137 and
138) is effective January 2001. This statement establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet measured at fair value. The Company will adopt SFAS 133 on January 1, 2001. Management has not determined how SFAS 133 will impact the Company's results of operations or financial position.

                           MULTI-USER SOLUTIONS, LTD.
                        NOTES TO THE FINANCIAL STATEMENTS

2.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1999 and 1998 (in thousands):

                                            1999          1998
                                         ----------    ----------
     Furniture and equipment             $      175    $      143
     Machinery and computer equipment            82            53
     Vehicles                                    38            38
     Leasehold improvements                      11            --
                                         ----------    ----------
                                                306           234
     Less accumulated depreciation              192           140
                                         ----------    ----------
                                         $      114    $       94
                                         ==========    ==========

3.   LINE OF CREDIT AND NOTES PAYABLE

     On December 9, 1998, the Company entered into a $100,000 line of credit agreement with a bank (the "Line") which is payable on demand. Outstanding borrowings under the Line bear interest, payable monthly commencing December 9, 1999, at the prime rate plus 2% (10.5% at December 31, 1999), but in no event will the interest rate be less than 9.75% or greater than 12.00%. Outstanding borrowings under the Line were $96,000 and $0 at December 31, 1999 and 1998, respectively. The Line is collateralized by substantially all the assets of the Company, a life insurance policy and the personal residence of the Company's sole shareholder and is guaranteed by the Company's sole shareholder. The Line matures in December 2001.

     At December 31, 1998, the Company had a $24,000 9% note payable to a bank collateralized by one of the Company's vehicles, and a $15,000 non-interest bearing note payable to the Company's sole shareholder. These notes are included in other current liabilities at December 31, 1998 and were repaid in 1999.

4.   COMMITMENTS AND CONTINGENCIES

     The Company leases its corporate office and warehouse facility under a noncancelable operating lease expiring in 2002. Future minimum lease payments under this lease as of December 31, 1999 are as follows (in thousands):

               2000                        $     95
               2001                              96
               2002                              40
                                           --------
                                           $    231
                                           ========

     Rent expense was $83,000 and $68,000 for 1999 and 1998, respectively.

                           MULTI-USER SOLUTIONS, LTD.
                        NOTES TO THE FINANCIAL STATEMENTS

5.   FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

     Financial instruments which subject the Company to credit risk are primarily trade accounts receivable. During 1999, three customers accounted for 24.4%, 19.5% and 10.7% of the Company's revenues. At December 31, 1999, accounts receivable from such customers were $458,000, $224,000 and $51,000, respectively. During 1998, three customers accounted for 19.8%, 19.8% and 17.1% of the Company's revenues. At December 31, 1998, accounts receivable from such customers were $275,000, $1,000 and $247,000, respectively. Substantially all of the accounts receivable were collected from such customers subsequent to each respective year-end. Management believes the risk associated with trade accounts receivable is adequately provided for in the allowance for doubtful accounts.

6.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and accrued liabilities approximate fair value due to the short maturities of these instruments. The carrying amount of notes payable approximates fair value based on interest rates that are believed to be available to the Company for debt with similar provisions provided for in the existing debt agreements.

7.   DIVIDENDS

     The Company paid $304,000 and $274,000 in dividends to its sole shareholder in 1999 and 1998, respectively.

8.   401(K) PLAN

     The Company maintains a 401(k) plan (the "Plan") whereby eligible employees may contribute up to 15% of their earnings, not to exceed amounts allowed under the Internal Revenue Code. Employees are eligible to participate in the Plan after one year of service and their contributions are fully vested. The Company matches 50% of employee contributions up to 6% of the employee's salary. The Company may also make additional contributions at its discretion based on the Company's profitability. During 1999 and 1998, the Company contributed $54,000 and $46,000, respectively, to the Plan.

          (b)  Pro forma financial information:

          Pursuant to Item 7(b)(2) of Form 8-K, the pro forma financial information of the Company required by Article 11 of Regulation S-X with respect to the acquisition of Multi-User are included herein.

          o Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended June 30, 2000

          o Unaudited Pro Forma Combined Statement of Operations for the Year Ended March 31, 2000

          o    Notes to Unaudited Pro Forma Combined Statement of Operations

     The following unaudited pro forma combined statements of operations for the Company for the three months ended June 30, 2000 and the year ended March 31, 2000, give effect to the June 28, 2000 acquisition of Multi-User as if such acquisition had occurred on April 3, 1999. The unaudited pro forma combined statement of operations for the year ended March 31, 2000 combines Multi-User's statement of operations for the year ended December 31, 1999 as Multi-User's year ended on December 31, 1999. The pro forma combined statements of operations of the Company and Multi-User are derived from, and should be read in conjunction with, the audited financial statements of Multi-User filed herewith, the audited financial statements of the Company as previously filed on Form 10-KSB and the unaudited interim financial statements of the Company as previously filed on Form 10-QSB with the Commission. The pro forma combined statements of operations do not purport to be indicative of the results of operations which would have actually been reported had the acquisition been consummated on the date indicated, or which may be reported in the future.

               The remainder of this page intentionally left blank

              Computone Corporation and Multi-User Solutions, Ltd.
              Unaudited Pro Forma Combined Statement of Operations
                    For the Three Months Ended June 30, 2000
                      (in thousands, except per share data)

                                                Computone          Multi-User         Pro Forma          Pro Forma
                                               Corporation       Solutions, Ltd.    Adjustments (a)      Combined
                                                ----------         ----------         ----------        ----------
Revenues                                        $    1,178         $    1,705         $                 $    2,883
                                                ----------         ----------         ----------        ----------

Expenses:
     Cost of products sold                             889              1,071                                1,960
     Selling, general and administrative               785                646               (114)(b)         1,317
     Product development                               357                 --                                  357
     Amortization of goodwill                           --                 --                216(c)            216
                                                ----------         ----------         ----------        ----------
                                                     2,031              1,717                102             3,850
                                                ----------         ----------         ----------        ----------

Operating loss                                        (853)               (12)              (102)             (967)

Other  income (expense):
     Other income (expense)                             (2)                21                                   19
     Interest expense - affiliates                     (19)                --                                  (19)
     Interest expense - other                          (54)                --               (274)(d)          (328)
                                                ----------         ----------         ----------        ----------

Income (loss) before income taxes                     (928)                 9               (376)           (1,295)

Provision for income taxes                              --                 --                 --                --
                                                ----------         ----------         ----------        ----------

Net income (loss)                               $     (928)        $        9         $     (376)       $   (1,295)
                                                ==========         ==========         ==========        ==========
Loss per common share - basic and
   diluted                                      $    (0.09)                                             $    (0.11)
                                                ==========                                              ==========
Weighted average shares outstanding -
   basic and diluted                                10,024                                                  12,028
                                                ==========                                              ==========

              Computone Corporation and Multi-User Solutions, Ltd.
              Unaudited Pro Forma Combined Statement of Operations
                        For the Year Ended March 31, 2000
                      (in thousands, except per share data)

                                                Computone          Multi-User         Pro Forma         Pro Forma
                                               Corporation     Solutions, Ltd.(e)   Adjustments(a)       Combined
                                                ----------         ----------         ----------        ----------
Revenues                                        $   11,198         $    9,382         $                 $   20,580
                                                ----------         ----------         ----------        ----------
Expenses:
     Cost of products sold                           7,070              7,117                               14,187
     Selling, general and administrative             3,434              2,069               (444)(b)         5,059
     Product development                             1,749                 --                                1,749
     Amortization of goodwill                           --                 --                863(c)            863
                                                ----------         ----------         ----------        ----------
                                                    12,253              9,186                419            21,858
                                                ----------         ----------         ----------        ----------

Operating income (loss)                             (1,055)               196               (419)           (1,278)

Other income (expense):
     Other income (expense)                            (11)                 9                                   (2)
     Interest expense - affiliates                     (76)                --                                  (76)
     Interest expense - other                         (109)               (11)            (1,131)(d)        (1,251)
                                                ----------         ----------         ----------        ----------

Income (loss) before income taxes                   (1,251)               194             (1,550)           (2,607)

Provision for income taxes                              --                 --                 --                --
                                                ----------         ----------         ----------        ----------

Net income (loss)                               $   (1,251)        $      194         $   (1,550)       $   (2,607)
                                                ==========         ==========         ==========        ==========

Loss per common share - basic and
   diluted                                      $    (0.14)                                             $    (0.24)
                                                ==========                                              ==========

Weighted average shares outstanding -
   basic and diluted                                 8,787                                                  10,837
                                                ==========                                              ==========

              Computone Corporation and Multi-User Solutions, Ltd. Notes to Unaudited Pro Forma Combined Statement of Operations

(a) On June 28, 2000, the Company acquired 100% of the stock common of Multi-User Solutions, Ltd. ("Multi-User"), a Georgia-based company providing operating system support, systems integration and on-site hardware maintenance for turnkey system providers, for $7,945,000, including $145,000 in expenses, consisting of $4,145,000 in cash and 800,000 shares of the Company's $.01 par value common stock valued at $3,800,000. The acquisition was financed through the issuance of 1,249,671 shares of the Company's $.01 par value common stock for proceeds of $3,737,000 net of $325,000 in issuance costs, and the issuance of a $2,500,000 11% note payable due on December 28, 2001 with a detachable warrant to purchase 392,577 shares of the Company's $.01 par value common stock exercisable at $3.25 per share. The warrant expires in June 2003. In accordance with Accounting Principles Board No. ("APB") 14, Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants, the Company has recorded the fair value of the warrant of $1,328,000 as a credit to additional paid-in capital and the fair value of the note payable of $1,172,000 in the Company's financial statements. The resulting $1,328,000 note payable discount is being amortized over the life of the note payable using the interest method. The acquisition has been accounted for using the purchase method of accounting. Goodwill arising from the acquisition of $8,625,000 is being amortized using the straight-line method over 10 years.

(b) Reflects the reduction in compensation expenses associated with new compensation contracts entered into in conjunction with the acquisition.

(c) To record the amortization expense related to goodwill acquired in connection with the acquisition of Multi-User.

(d) To record interest expense on the note payable including the amortization of the note payable discount.

(e) Reflects the historical operating results of Multi-User for the year ended December 31, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMPUTONE CORPORATION

                                        By:__________________________________
                                           Perry J. Pickerign,
                                           President and Chief Executive Officer

Date: September 11, 2000